UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 26, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported in our Current Report on Form 8-K filed on May 14, 2014, we, through GAHC3 Stockbridge GA MOB, LLC, our wholly owned subsidiary, entered into an assignment and assumption of real estate purchase agreement and escrow instructions on May 14, 2014 for the purchase of Country Club Medical Office Building located in Stockbridge, Georgia, or the Country Club property, for a purchase price of $2,775,000, plus closing costs, from Stockbridge 225 LLC, or seller, and Robert Preston and Mark Errol Copilevitz, or collectively, the seller guarantor, unaffiliated third parties. The Country Club property is an approximately 16,000 square foot, multi-tenant medical office building located in Stockbridge, Georgia that is 84% leased to four tenants, the two largest of which are Miller & Gaines, P.C. and Goetzinger Eye Institute & Optical Dimensions. Services provided at the Country Club property include: oral and maxillofacial surgery services, dental implant care, family dentistry, comprehensive family eye care, cataract and laser surgery, an optical shop and a legal practice.

On June 26, 2014, we acquired the Country Club property from the seller for a purchase price of $2,775,000 plus closing costs. We purchased the property using cash proceeds from our initial public offering. In connection with the acquisition, we paid an acquisition fee of approximately $62,000, or 2.25% of the contract purchase price of the Country Club property, which was paid as follows: (i) in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.00% of the contract purchase price, to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates.

Item 7.01 Regulation FD Disclosure.
On July 2, 2014 American Healthcare Investors LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of the Country Club property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 American Healthcare Investors LLC Press Release, dated July 2, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

July 2, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	American Healthcare Investors LLC Press Release, dated July 2, 2014